UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 9, 2022

ARMSTRONG FLOORING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

1770 Hempstead Road
Lancaster	Pennsylvania	17605
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (717) 672-9611
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AFI	New York Stock Exchange

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.
On March 9, 2022, Armstrong Flooring, Inc. (the “Company”) filed its Annual Report on Form 10-K with the Securities and Exchange Commission. In light of the Company’s December 31, 2021 announcement regarding the commencement of a process for the sale of the Company and the consideration of other strategic alternatives, as well as the Company’s statement that it does not intend to make any further disclosures concerning such matters unless and until a definitive agreement is reached, the Company did not issue an earnings release and will not be hosting a webcast or conference call in connection with its filing of the Form 10-K. In addition, the Company does not intend to respond to inquiries regarding the Company's financial and operational performance, the process for sale of the Company or the consideration of other strategic alternatives.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel, Secretary

Date: March 9, 2022